EXHIBITS

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet and statements of income are based upon the historical information of Albemarle Corporation (the “Company”), adjusted to reflect the sale of the Chemetall Surface Treatment business. The Chemetall Surface Treatment business was acquired on January 12, 2015 as part of the acquisition of Rockwood Holdings, Inc (“Rockwood”). As a result, the unaudited pro forma consolidated statements of income are presented only for the year ended December 31, 2015 and for the nine months ended September 30, 2016.

The unaudited pro forma condensed consolidated balance sheet reflects the sale of the Chemetall Surface Treatment business as if it occurred on September 30, 2016, while the unaudited pro forma consolidated statements of income give effect to the sale as if it occurred on January 1, 2015. The pro forma adjustments, described in the related notes, are based upon available information and certain assumptions that the Company’s management believe are reasonable. There are no pro forma adjustments for the period of January 1, 2015 to January 12, 2015 as the Chemetall Surface Treatment business was not owned by the Company and its results are already excluded from the historical financial statements for that period. As of the close of the second quarter of 2016, the Chemetall Surface Treatment business met the criteria, and was accounted, for as discontinued operations. Therefore, the historical consolidated statement of income for the nine months ended September 30, 2016 already reflected the Chemetall Surface Treatment business as discontinued operations.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations or financial position of the Company would have been if the sale had been completed on the dates indicated above, nor are they indicative of future financial results. The unaudited pro forma condensed consolidated financial statements and the related notes should be read in conjunction with the Company’s audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016.

The unaudited pro forma information reflects the repayment of all borrowings, and accrued and unpaid interest, under the Company’s term loan facility and the 3.00% Senior notes due 2019, as well as partial repayments to the 1.875% Senior notes due 2021, the 4.15% Senior notes due 2024, the 4.50% Senior notes due 2020 and the commercial paper notes. The Company has elected to assume that the remaining cash proceeds will be used for general corporate purposes, which may include investing in growth of the remaining businesses and returning capital to shareholders. In accordance with Securities and Exchange Commission (“SEC”) guidance, we have assumed no interest income on the remaining cash proceeds.

ALBEMARLE CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In Thousands)
(Unaudited)

	September 30, 2016
	Albemarle Corporation Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$233,599	$969,314	(a)	$1,202,913
Trade accounts receivable, less allowance for doubtful accounts ($14,078)	441,266	—		441,266
Other accounts receivable	50,250	—		50,250
Inventories	504,984	—		504,984
Other current assets	72,027	—		72,027
Assets held for sale	255,577	(255,577)	(b)	—
Total current assets	1,557,703	713,737		2,271,440
Property, plant and equipment, at cost	3,890,254	—		3,890,254
Less accumulated depreciation and amortization	1,545,287	—		1,545,287
Net property, plant and equipment	2,344,967	—		2,344,967
Investments	468,765	—		468,765
Noncurrent assets held for sale	2,975,016	(2,975,016)	(b)	—
Other assets	185,943	—		185,943
Goodwill	1,484,182	—		1,484,182
Other intangibles, net of amortization	380,368	—		380,368
Total assets	$9,396,944	$(2,261,279)		$7,135,665
Liabilities And Equity
Current liabilities:
Accounts payable	$241,511	$—		$241,511
Accrued expenses	240,652	(2,683)	(c)	237,969
Current portion of long-term debt	400,892	(50,000)	(d)	350,892
Dividends payable	34,077	—		34,077
Liabilities held for sale	135,735	(135,735)	(b)	—
Income taxes payable	23,967	—		23,967
Total current liabilities	1,076,834	(188,418)		888,416
Long-term debt	3,048,440	(1,610,860)	(d)	1,437,580
Postretirement benefits	49,157	—		49,157
Pension benefits	292,853	—		292,853
Noncurrent liabilities held for sale	466,687	(466,687)	(b)	—
Other noncurrent liabilities	228,270	—		228,270
Deferred income taxes	783,270	(411,304)	(e)	371,966
Equity:
Albemarle Corporation shareholders’ equity:
Common stock, $.01 par value, issued and outstanding – 112,466	1,124	—		1,124
Additional paid-in capital	2,078,169	—		2,078,169
Accumulated other comprehensive loss	(334,431)	—		(334,431)
Retained earnings	1,554,160	415,990	(f)	1,970,150
Total Albemarle Corporation shareholders’ equity	3,299,022	415,990		3,715,012
Noncontrolling interests	152,411	—		152,411
Total equity	3,451,433	415,990		3,867,423
Total liabilities and equity	$9,396,944	$(2,261,279)		$7,135,665
See accompanying Notes to the Pro Forma Condensed Consolidated Financial Statements.

ALBEMARLE CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30, 2016
	Albemarle Corporation Historical	Pro Forma Adjustments		Pro Forma
Net sales	$1,980,548	$—		$1,980,548
Cost of goods sold	1,250,938	—		1,250,938
Gross profit	729,610	—		729,610
Selling, general and administrative expenses	254,988	—		254,988
Research and development expenses	61,384	—		61,384
Gain on sales of businesses, net	(122,298)	—		(122,298)
Acquisition and integration related costs	44,337	—		44,337
Operating profit	491,199	—		491,199
Interest and financing expenses	(46,860)	3,442	(g)(i)	(43,418)
Other income, net	740	—		740
Income from continuing operations before income taxes and equity in net income of unconsolidated investments	445,079	3,442		448,521
Income tax expense	61,535	1,205	(h)(i)	62,740
Income from continuing operations before equity in net income of unconsolidated investments	383,544	2,237		385,781
Equity in net income of unconsolidated investments (net of tax)	44,790	—		44,790
Net income from continuing operations	428,334	2,237		430,571
Net income from continuing operations attributable to noncontrolling interests	(28,906)	—		(28,906)
Net income from continuing operations attributable to Albemarle Corporation	$399,428	$2,237		$401,665

Basic earnings per share	$3.56			$3.58
Diluted earnings per share	$3.53			$3.55

Weighted-average common shares outstanding – basic	112,343			112,343
Weighted-average common shares outstanding – diluted	113,131			113,131
See accompanying Notes to the Pro Forma Condensed Consolidated Financial Statements.

ALBEMARLE CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2015
	Albemarle Corporation Historical	Pro Forma Adjustments		Pro Forma
Net sales	$3,651,335	$(824,906)	(i)	$2,826,429
Cost of goods sold	2,454,463	(488,267)	(i)	1,966,196
Gross profit	1,196,872	(336,639)		860,233
Selling, general and administrative expenses	512,274	(211,834)	(i)	300,440
Research and development expenses	102,871	(13,684)	(i)	89,187
Restructuring and other, net	(6,804)	—		(6,804)
Acquisition and integration related costs	146,096	(13,797)	(i)	132,299
Operating profit	442,435	(97,324)		345,111
Interest and financing expenses	(132,722)	30,685	(g)(i)	(102,037)
Other income, net	48,474	(1,190)	(i)	47,284
Income from continuing operations before income taxes and equity in net income of unconsolidated investments	358,187	(67,829)		290,358
Income tax expense	29,122	(23,740)	(h)(i)	5,382
Income from continuing operations before equity in net income of unconsolidated investments	329,065	(44,089)		284,976
Equity in net income of unconsolidated investments (net of tax)	30,999	(3,021)	(i)	27,978
Net income from continuing operations	360,064	(47,110)		312,954
Net income from continuing operations attributable to noncontrolling interests	(25,158)	94	(i)	(25,064)
Net income from continuing operations attributable to Albemarle Corporation	$334,906	$(47,016)		$287,890

Basic earnings per share	$3.01			$2.59
Diluted earnings per share	$3.00			$2.58

Weighted-average common shares outstanding – basic	111,182			111,182
Weighted-average common shares outstanding – diluted	111,556			111,556
See accompanying Notes to the Pro Forma Condensed Consolidated Financial Statements.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1—Pro Forma Assumptions and Adjustments:

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(a)	Cash and cash equivalents is adjusted as follows (in thousands):

Gross proceeds	$3,200,000
Estimated purchase price adjustments	(156,883)
Net proceeds	$3,043,117
Less:
Repayment of debt principal	(1,669,000)
Debt repayment fees	(54,000)
Accrued interest on debt repayment	(2,683)
Estimated tax payments	(303,120)
Estimated fees and expenses associated with the sale	(45,000)
$969,314
The net proceeds represent proceeds of $3.2 billion reduced by certain purchase price adjustments as defined in the purchase agreement, such as the Chemetall Surface Treatment business net pension liability, indebtedness, working capital and other adjustments. The purchase price adjustments do not reflect an adjustment for the cash balances of the Chemetall Surface Treatment business that will be included in the sale, as there would be no net effect on the Albemarle pro forma cash and cash equivalents balance. The Company has elected to assume that the remaining cash proceeds will be used for general corporate purposes. In accordance with SEC guidance, we have assumed no interest income on the remaining cash proceeds.

(b)	Represents the elimination of the assets and liabilities of the Chemetall Surface Treatment business.

(c)	Represents accrued interest paid in connection with the full repayment of the term loan facilities and 3.00% Senior notes.

(d)	Long-term debt is reduced as follows (in thousands):

Term loan facilities	$869,000
1.875% Senior notes	200,000
3.00% Senior notes	250,000
4.15% Senior notes	150,000
4.50% Senior notes	150,000
Commercial paper notes	50,000
Unamortized discounts	(2,343)
Unamortized debt issuance costs	(5,797)
$1,660,860

(e)
Represents a discrete tax liability of $381.5 million due to a change in the Company’s position with respect to book and tax basis differences related to a U.S. entity being sold, as well as a discrete tax liability of $29.8 million related to a change in the Company’s position with respect to reinvestment of foreign undistributed earnings. Upon completion of the sale of the Chemetall Surface Treatment business, this deferred tax liability with respect to the difference between book and tax basis will be released and the actual cash taxes on the gain on sale will be recorded.

(f)
Represents the estimated after tax net gain on sale, as well as the reversal of the discrete tax liability noted above. The effects of the gain were not reflected in the pro forma statements of income as the adjustments are nonrecurring in nature.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Adjustments to the Pro Forma Consolidated Statements of Income

(g)
The pro forma interest expense assumes the pro forma debt repayments described above. The pro forma adjustment for nine months ended September 30, 2016 represents the difference in the interest expense of the pro forma debt repayments described above and the interest expense allocated to discontinued operations in the historical consolidated statements of income.

(h)	The income tax impact has been calculated using the statutory rate of 35%.

(i)	Represents the elimination of the revenue, cost of goods sold, income and expenses of the Chemetall Surface Treatment business.